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                                                                     EXHIBIT 5.1

                                February 26, 2001

American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, California 90501

         Re:   American Honda Receivables Corp.
               Honda Auto Receivables Trusts Registration Statement on Form S-3 Registration No. 333-92827

               Ladies and Gentlemen:

               We have acted as special counsel to (i) American Honda Receivables Corp. ("AHRC"), a California corporation and a wholly owned limited purpose subsidiary of American Honda Finance Corporation, a California corporation and (ii) the Honda Auto Receivables 2001-1 Owner Trust, a Delaware business trust (the "Issuer"), in connection with the proposed issuance of approximately $1,500,000,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to a registration statement on Form S-3 (the "Registration Statement") relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes will be issued under an Indenture, dated as of February 1, 2001 (the "Indenture"), between the Issuer and U.S. Bank National Association, as Indenture Trustee (the 'Indenture Trustee").

               We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of the Issuer, the Indenture, the form of Notes included as an exhibit to the Indenture, and such other records, documents and certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture will be duly executed and delivered by the parities thereto; that the Notes will be duly executed and delivered in substantially in the forms contemplated by the Indenture; and the Notes will be sold as described in the Registration Statement.

               Based upon the foregoing, we are of the opinion that the Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture, as applicable by the Issuer and the Indenture Trustee, and the due authorization of the Notes for each series by all necessary action on the part of the Issuer, when the Notes have been validly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair

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dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  The opinions expressed above are limited to the federal laws of the United States of America and the laws of the state of California (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulation or requirements of any county, municipality, subdivisions or local authority of any jurisdiction.

                  We consent to the reference to this firm under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement.

                  Respectfully submitted,

                  /s/ Dewey Ballantine LLP


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